UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2021

PACIRA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5401 West Kennedy Boulevard, Suite 890

Tampa, Florida 33609

(Address of principal executive offices) (Zip Code)

(813) 553-6680

Registrant’s telephone number, including area code

5 Sylvan Way, Suite 300

Parsippany, New Jersey 07054

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On October 11, 2021, Pacira BioSciences, Inc., a Delaware corporation (“Pacira”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Oyster Acquisition Company Inc., a Delaware corporation and wholly owned subsidiary of Pacira (“Purchaser”), and Flexion Therapeutics, Inc., a Delaware corporation (“Flexion”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, as promptly as practicable (but in no event more than 10 business days after the date of the Merger Agreement), Purchaser will commence a cash tender offer (the “Offer”), to acquire all of the outstanding shares of common stock of Flexion, $0.001 par value per share (the “Shares”), at an offer price of (i) $8.50 per Share in cash, net of applicable withholding taxes and without interest (the “Cash Amount”), plus (ii) one contingent value right per Share (the “CVR”, and together with the Cash Amount, the “Offer Price”), which will represent the right to receive one or more contingent payments up to $8.00 in the aggregate (the “Milestone Payments”) upon the achievement of specified milestones pursuant to the terms of the Contingent Value Right Agreement in the form attached as Exhibit C to the Merger Agreement (the “CVR Agreement”) as further described below under the heading—CVR Agreement.

The obligation of Purchaser to purchase Shares tendered in the Offer is subject to the conditions set forth in the Merger Agreement, including, but not limited to, that the (i) number of Shares validly tendered in accordance with the terms of the Offer and not validly withdrawn (but excluding Shares tendered pursuant to guaranteed delivery procedures that have not been “received”, as defined by Section 251(h)(6)(f) of the Delaware General Corporation Law (the “DGCL”)), when considered together with all other Shares owned by Purchaser and its affiliates, would represent at least one Share more than 50% of the total number of Shares at the time of the expiration of the Offer and (ii) waiting period (or any extension thereof) applicable to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder having expired or been terminated.

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into Flexion, with Flexion surviving as a wholly owned subsidiary of Pacira (the “Merger”). Purchaser will effect the Merger after consummation of the Offer pursuant to Section 251(h) of the DGCL. At the effective time of the Merger (the “Effective Time”), the Shares then outstanding (other than Shares held (i) by Flexion or its subsidiaries (including Shares held in Flexion’s treasury), (ii) by Pacira, Purchaser, any other direct or indirect wholly owned subsidiary of Pacira, or (iii) by stockholders of Flexion who have properly exercised and perfected their statutory rights of appraisal under the DGCL) will each be converted into the right to receive the Offer Price.

The Merger Agreement provides that each option to purchase shares of common stock of Flexion (a “Flexion Option”) that is outstanding as of immediately prior to the Effective Time shall automatically accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time. As of the Effective Time:

(i)	Each Flexion Option with an exercise price less than the Cash Amount (an “In-the-Money Option”) that is then outstanding and unexercised shall be cancelled and converted into the right to receive (a) cash in an amount equal to the product of (x) the total number of Shares subject to such In-the-Money Option multiplied by (y) the excess, if any, of the Cash Amount over the exercise price payable per Share under such In-the-Money Option, and (b) one CVR for each Share subject to such In-the-Money Option, net of applicable withholding taxes.

(ii)	Each Flexion Option with an exercise price equal to, or greater than, $8.50 and less than the closing price per Share on the Nasdaq Global Market on the trading day immediately prior to the Effective Time (the “Option Reference Price”) (an “Out-of-the-Money Option”) that is then outstanding and unexercised shall be cancelled and converted into the right to receive from time to time upon the occurrence of any Milestone Payment Date (as defined in the CVR Agreement), a cash payment, if any, equal to (A) the product of (1) the total number of Shares subject to such Out-of-the-Money Option multiplied by (2) the amount, if any, by which (x) the Cash Amount plus the applicable Milestone Payment plus any Milestone Payments previously earned exceeds (y) the exercise price payable per Share under such Out-of-the-Money Option minus (B) the gross amount previously paid with respect to such Out-of-the-Money Option, net of applicable withholding taxes.

(iii)	Each Flexion Option (including any Out-of-the-Money Option) with an exercise price equal to, or greater than, the Option Reference Price that is then outstanding and unexercised shall be cancelled at the Effective Time without any consideration payable in respect of such cancelled Flexion Option.

The Merger Agreement also provides that each restricted stock unit award issued by Flexion (a “Flexion RSU”) that is outstanding as of immediately prior to the Effective Time shall automatically accelerate and become fully vested immediately prior to, and contingent upon, the Effective Time. As of the Effective Time, each Flexion RSU that is then outstanding shall be cancelled and converted into the right to receive (a) cash in an amount equal to the product of (x) the total number of Shares issuable in settlement of such Flexion RSU multiplied by (y) the Cash Amount, and (b) one CVR for each Share issuable in settlement of such Flexion RSU.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, Flexion has agreed, subject to certain exceptions, to conduct in all material respects its business and operations in the ordinary course and has agreed to certain other customary operating covenants, as set forth more fully in the Merger Agreement. Flexion has also agreed not to (i) directly or indirectly solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (as defined in the Merger Agreement), (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with, or for the purpose of knowingly encouraging, or facilitating, an Acquisition Proposal, or (iii) adopt, approve or enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal. Notwithstanding these restrictions, Flexion may under certain circumstances provide, pursuant to an acceptable confidentiality agreement, information to and engage in or otherwise participate in discussions or negotiations with third parties with respect to an unsolicited, bona fide written Acquisition Proposal that the board of directors of Flexion (the “Flexion Board”) has determined in good faith, after consultation with its financial advisors and outside legal counsel, could reasonably be expected to lead to a Superior Offer (as defined in the Merger Agreement).

The Merger Agreement also includes customary termination provisions for both Flexion and Pacira and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by Flexion to accept and enter into a definitive agreement with respect to a Superior Offer, Flexion will be required to pay Pacira a termination fee of an amount in cash equal to $18.0 million (the “Termination Fee”). Any such termination of the Merger Agreement by Flexion in connection with a Superior Offer is subject to certain conditions, including Flexion’s compliance with certain procedures set forth in the Merger Agreement, a determination by the Flexion Board that the failure to take such action would be inconsistent with the Flexion Board’s fiduciary duties to Flexion’s stockholders under applicable law and the payment of the Termination Fee by Flexion.

The Flexion Board has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby and by the CVR Agreement and the Support Agreements (as defined below), including the Offer and the Merger (together, the “Transactions”), are fair to, and in the best interest of, Flexion and its stockholders, (ii) approved the execution, delivery and performance by Flexion of the Merger Agreement and the consummation of the Transactions, (iii) resolved that the Merger shall be effected under Section 251(h) of the DGCL and (iv) resolved to recommend that the stockholders of Flexion tender their Shares to Purchaser pursuant to the Offer.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated by reference herein. The Merger Agreement and the foregoing description of such agreement have been included to provide investors and stockholders with information regarding the terms of such agreement. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules delivered by Flexion to Pacira and Purchaser in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances of Flexion, Pacira or Purchaser, as applicable, at the time they were made and investors should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about Flexion or Pacira and/or Purchaser, as applicable, in their respective public reports filed with the Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Flexion’s or Pacira’s public disclosures, as applicable.

CVR Agreement

Pursuant to the Merger Agreement, at or prior to the Effective Time, Pacira and a rights agent to be designated by Pacira that is reasonably acceptable to Flexion (the “Rights Agent”) will enter into the CVR Agreement governing the terms of the CVRs issued pursuant to the Offer. The Rights Agent will maintain an up-to-date register of the holders of CVRs (the “Holders”). Holders shall not be permitted to transfer CVRs (subject to certain limited exceptions).

Each CVR represents the right to receive the following Milestone Payments, if any, without interest thereon and less any applicable withholding taxes, with each Milestone Payment conditioned upon the achievement of the applicable milestone on or before December 31, 2030 as follows (each, a “Milestone”):

(i)	$1.00 per CVR, the first time that net sales of ZILRETTA® (triamcinolone acetonide extended-release injectable suspension) in any calendar year equal or exceed $250.0 million.

(ii)	$2.00 per CVR, the first time that net sales of ZILRETTA in any calendar year equal or exceed $375.0 million.

(iii)	$3.00 per CVR, the first time that net sales of ZILRETTA in any calendar year equal or exceed $500.0 million.

(iv)	$1.00 per CVR upon approval by the U.S. Food and Drug Administration (the “FDA”) of a biologics license application (BLA) for FX-201, Flexion’s clinical stage gene therapy product candidate.

(v)	$1.00 per CVR upon approval by the FDA of a new drug application (NDA) for FX-301, Flexion’s investigational product candidate.

Pacira is obligated to use commercially reasonable efforts to achieve the foregoing Milestones. However, there can be no assurance that any of the Milestones will be achieved and that any of the resulting Milestone Payments will be required of Pacira.

The foregoing description of the CVR Agreement is not complete and is qualified in its entirety by reference to the CVR Agreement, a copy of which is included as Exhibit C to the Merger Agreement filed as Exhibit 2.1 to this report and incorporated by reference herein.

Tender and Support Agreements

On October 11, 2021, in connection with the execution of the Merger Agreement, Flexion’s directors and executive officers or their affiliates (together, the “Supporting Stockholders”), entered into Tender and Support Agreements with Pacira and Purchaser (the “Support Agreements”). Under the terms of the Support Agreements, the Supporting Stockholders have agreed, among other things, to tender, pursuant to the Offer, their Shares in the Offer, vote their Shares in favor of the Merger, as applicable, and, subject to certain exceptions, not to transfer any of the Shares that are subject to the Support Agreements. As of October 11, 2021, the Supporting Stockholders beneficially owned an aggregate of approximately 4.4% of the outstanding Shares. The Support Agreements will terminate upon termination of the Merger Agreement and certain other specified events.

The foregoing description of the Support Agreements is not complete and is qualified in its entirety by reference to the form of Support Agreement, which is attached as Exhibit 10.1 to this report and incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

In the Press Release (as defined below), Pacira announced its preliminary unaudited revenue for the month and quarter ended September 30, 2021. The information in this Item 2.02 and the portion of Exhibit 99.1 attached hereto regarding Pacira’s preliminary unaudited revenue for the month and quarter ended September 30, 2021 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01	Regulation FD Disclosure.

On October 11, 2021, Pacira and Flexion issued a joint press release announcing the execution of the Merger Agreement (the “Press Release”). Also, on October 11, 2021, Pacira held a conference call to discuss, among other things, the announcement of the execution of the Merger Agreement and the Transactions as well as an investor presentation regarding the same (the “Investor Presentation”). In addition, on October 11, 2021, Pacira sent an email to its partners regarding, among other things, the announcement of the execution of the Merger Agreement and the Transactions (the “Partner Email”). A copy of the Press Release, the Investor Presentation, a transcript of the conference call and the Partner Email are furnished as Exhibit 99.1, Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4, respectively, to this Current Report on Form 8-K.

Forward-Looking Statements

Any statements in this communication about Pacira’s or Flexion’s future expectations, plans, trends, outlook, projections and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements related to the anticipated consummation of the acquisition of Flexion and the timing and benefits thereof, Pacira’s strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, anticipated product portfolio, development programs, patent terms and other statements that are not historical facts. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to, among others: risks related to Pacira’s ability to complete the transaction on the proposed terms and schedule or at all; whether the tender offer conditions will be satisfied; whether sufficient stockholders of Flexion tender their shares in the transaction; the outcome of legal proceedings that may be instituted against Flexion and/or others relating to the transaction; the failure (or delay) to receive the required regulatory approvals relating to the transaction; the possibility that competing offers will be made; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for Flexion and its products, including uncertainty of the expected financial performance of Flexion and its products, including whether the Milestones will ever be achieved; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; and the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement; the possibility that if Pacira does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of Pacira’s shares could decline; the impact of the worldwide COVID-19 (Coronavirus) pandemic and related global economic conditions on Pacira’s and/or Flexion’s business and results of operations; the success of Pacira’s sales and manufacturing efforts in support of the commercialization of EXPAREL and iovera°; the rate and degree of market acceptance of EXPAREL and iovera°; the size and growth of the potential markets for EXPAREL and iovera° and Pacira’s ability to serve those markets; Pacira’s plans to expand the use of EXPAREL and iovera° to additional indications and opportunities, and the timing and success of any related clinical trials for EXPAREL and iovera°; the ability to successfully integrate any future acquisitions into Pacira’s existing business, including Flexion; and the recoverability of Pacira’s deferred tax assets and other factors discussed in the “Risk Factors” of each of Pacira’s and Flexion’s most recent Annual Report on Form 10-K and in other filings that Pacira and Flexion periodically make with the SEC. In addition, the forward-looking statements included in this communication represent Pacira’s and/or Flexion’s views, as applicable, as of the date of this communication. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such each of Pacira and Flexion anticipates that subsequent events and developments will cause its respective views to change. However, while Pacira or Flexion may elect to update these forward-looking statements at some point in the future, each of Pacira or Flexion specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing either Pacira’s or Flexion’s views as of any date subsequent to the date of this communication.

Additional Information about the Transaction and Where to Find It

The Offer described in this communication has not yet commenced, and this communication is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Flexion or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Pacira and Purchaser, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by Flexion. The Offer to purchase Shares will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the Offer, which will be named in the tender offer statement. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by Flexion under the “Investors” section of Flexion’s website at ir.flexiontherapeutics.com. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by Pacira under the “Investors” section of Pacira’s website at investor.pacira.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

2.1*	Agreement and Plan of Merger, dated as of October 11, 2021, by and among Flexion Therapeutics, Inc., Pacira BioSciences, Inc. and Oyster Acquisition Company Inc.
10.1	Form of Tender and Support Agreement, dated as of October 11, 2021.
99.1	Joint Press Release of Pacira BioSciences, Inc. and Flexion Therapeutics, Inc., dated as of October 11, 2021.
99.2	Investor Presentation of Pacira BioSciences, Inc., dated as of October 11, 2021.
99.3	Transcript of Conference Call of Pacira BioSciences, Inc., held on October 11, 2021.
99.4	Email to Partners, first sent on October 11, 2021.
104	Cover Page Interactive Data File (Formatted as Inline XBRL).

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Pacira agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request; provided that Pacira may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIRA BIOSCIENCES, INC.

Date: October 12, 2021	By:	/s/ Kristen Williams
Kristen Williams
Chief Administrative Officer and Secretary